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                                                                     EXHIBIT 5.1


         [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)]




                                   May 8, 2000



Classic Cable, Inc.
515 Congress Avenue
Suite 2626
Austin, TX 78701

                           Re:      Classic Cable, Inc.:
                                    Registration Statement on Form S-4


Ladies and Gentlemen:

         We have acted as special counsel to Classic Cable, Inc., a Delaware corporation (the "Company"), in connection with the offering of $225,000,000 aggregate principal amount of the Company's 10 1/2% Senior Subordinated Notes due 2010 (the "Notes") and related guarantees (the "Guarantees") by its direct and indirect wholly-owned or majority-owned subsidiaries, Friendship Cable of Texas, Inc., Correctional Cable TV, Inc., Callcom 24, Inc., Friendship Cable of Arkansas, Inc., and Television Enterprises, Inc. (collectively, the "Texas Guarantors"), W.K. Communications, Inc. (the "Kansas Guarantor"), and Classic Cable Holding, Inc., Classic Telephone, Inc., Universal Cable Holdings, Inc., Universal Cable Communications, Inc., Universal Cable of Beaver Oklahoma, Inc., Universal Cable Midwest, Inc., WT Acquisition Corporation, Black Creek Management, L.L.C., Classic Network Transmission, L.L.C. and Black Creek Communications, L.P. (collectively, the "Delaware Guarantors" and, together with the Texas Guarantors and the Kansas Guarantor, the "Subsidiary Guarantors"). The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the outstanding 10 1/2% Senior Subordinated Notes due 2010 of the Company (the "Old Notes") under the Indenture (as defined below).


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Classic Cable, Inc.
515 Congress Avenue
Suite 2626
Austin, TX 78701
May 8, 2000
Page 2


         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (a) the Registration Statement on Form S-4 with respect to the Notes as filed with the Securities and Exchange Commission (the "Commission") on April 14, 2000 and any amendments thereto (the "Registration Statement");

     (b) an executed copy of the Indenture, dated as of February 16, 2000 (the "Indenture"), between the Company, the Subsidiary Guarantors and Chase Bank of Texas, N.A., as Trustee (the "Trustee");

     (c) executed copies of resolutions of the board of directors of the Company, dated as of February 11, 2000;

     (d) the form of the Notes and the Guarantees and specimen certificates thereof;

     (e) the Certificate of Incorporation of the Company, as currently in effect;

     (f)  the By-Laws of the Company, as currently in effect;

     (g) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

     (h) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to

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Classic Cable, Inc.
515 Congress Avenue
Suite 2626
Austin, TX 78701
May 8, 2000
Page 3


us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto (except the Company and the Delaware Guarantors) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect of such documents. We understand that you have received the opinion of Winstead, Sechrest & Minick with respect to our assumption that the Texas Guarantors had the power, corporate or other, to enter into and perform all obligations under the Guarantees and the Indenture and have duly authorized by all requisite action, corporate or other, executed and delivered the Guarantees and the Indenture and the Guarantees and the Indenture constitute the valid and legally binding obligations of the Texas Guarantors. We also understand that you have received the opinion of Weary, Davis, Henry, Struebing, Troup, Kaus & Ryan, L.C. with respect to our assumption that the Kansas Guarantor had the power, corporate or other, to enter into and perform all obligations under the Guarantees and the Indenture and has duly authorized by all requisite action, corporate or other, executed and delivered the Guarantees and the Indenture and the Guarantees and the Indenture constitute the valid and legally binding obligations of the Kansas Guarantor. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Our opinions set forth herein are limited to the Delaware General Corporation Law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Indenture, the Notes and the Guarantees and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion as to the law of any jurisdiction, other than the foregoing jurisdictions relating to Opined on Law, or as to the effect of any such non opined law in the opinions herein stated. We have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

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Classic Cable, Inc.
515 Congress Avenue
Suite 2626
Austin, TX 78701
May 8, 2000
Page 4


         Based upon and subject to the foregoing and to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that:


         1. When the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, usury or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         2. When the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and the Guarantees endorsed thereon have been duly executed by the Subsidiary Guarantors in accordance with the terms of the Indenture and both the Notes and the Guarantees have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guarantees will be valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable against the Subsidiary Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, usury or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinions set forth above, we have assumed (a) that the execution and delivery by the Company of the Notes and the Indenture and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which were identified to us by the Company as being material to it and which are

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Classic Cable, Inc.
515 Congress Avenue
Suite 2626
Austin, TX 78701
May 8, 2000
Page 5


listed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and (b) that the execution and delivery by the Subsidiary Guarantors of the Guarantees and the Indenture and the performance by the Subsidiary Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Subsidiary Guarantors or their respective properties are subject, except for those agreements and instruments which were identified to us by the Subsidiary Guarantors as being material to them and which are listed as exhibits to their Annual Report on Form 10-K for the year ended December 31, 1999.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,


                                            /s/ Skadden, Arps, Slate, Meagher &
                                            Flom (Illinois)